UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): March 29, 2006

FULL HOUSE RESORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32583	13-3391527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4670 S. Fort Apache Road, Suite 190

Las Vegas, Nevada 89147

(Address of principal executive office)

Registrant’s telephone number, including area code: (702) 221-7800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On March 29, 2006, Full House Resorts, Inc. (the “Company”), following a review by its Audit Committee, concluded that, consistent with what is now believed to be dominant practice in its industry, the Company would retroactively account for the advances to Indian tribes as in-substance structured notes pursuant to Emerging Issues Task Force (EITF) Issue No. 96-12 Recognition of Interest Income and Balance Sheet Classification of Structured Notes and give separate accounting recognition to the contractual notes receivable and the related contract rights when advances are made pursuant to the agreements. Historically, the Company recorded its advances to Indian tribes as development expenses or notes receivable that were carried at cost, subject to allowances for doubtful collectibility, and deferred recognition of interest income, if any, due to the contingent repayment terms of the notes.

The Registrant has determined that a portion of such advances should be capitalized as receivables or interests in management contracts that are acquired as part of development agreements. Accordingly, compared to previously reported amounts for prior periods, recognized expenses will be decreased, resulting in increased net income. While the precise effects have not been determined, it is expected that previously reported long-term assets related to Indian casino projects, retained earnings at December 31, 2004 and net income for 2004 and 2005 will increase. There will be no effect on cash flows for either annual period.

The decision to restate was recommended by management and approved by the Audit Committee of the Company. Management concluded that the Company’s previously issued financial statements for the fiscal year ended December 31, 2004 and for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 should no longer be relied upon, pending their restatements as described above. The Company has discussed the matters disclosed in this filing with Piercy Bowler Taylor and Kern, the Company’s independent registered public accounting firm.

The Company expects to present the restatements described in this Current Report when it files with the Securities and Exchange Commission its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and its amended Quarterly Reports on Form 10-QSB/A for the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005.

Item 7.01.	Regulation FD Disclosure

On March 31, 2006, the Company issued a press release announcing the restatements described above. A copy of such press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Press release issued by the Company on March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULL HOUSE RESORTS, INC.

Date: April 4, 2005	By:	/s/ James Meier
Name: James Meier
Title: Chief Financial Officer